UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ⌧
Filed by party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted
◻	by rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under Section 240.14a-12

Xcel Brands, Inc.
Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Xcel Brands, Inc.

1333 Broadway, 10th Floor

New York, NY 10018

October 22, 2024

Dear Stockholders:

You are cordially invited to attend Xcel Brands, Inc.’s 2024 Annual Meeting of Stockholders which will be held on Tuesday, December 10, 2024, at 11:00 A.M. (local time), at Xcel Brands, Inc.’s offices at 550 Seventh Avenue 11 Floor, New York, NY 10018.

The Notice of 2024 Annual Meeting of Stockholders of Xcel Brands, Inc. and Proxy Statement, which follow, describe the business to be conducted at the meeting. Our 2023 results are presented in our Annual Report

Your vote is very important. Whether or not you plan to attend the meeting in person, we will appreciate a prompt submission of your vote. We hope to see you at the meeting.

’Loren ’Loren Chairman of the Board of Directors, Chief Executive Officer and President
Cordially, /s/Robert D’Loren
Robert D’Loren Chairman of the Board of Directors, Chief Executive Officer and President

Xcel Brands, Inc.

555 Seventh Avenue, 11 Floor

New York, NY 10018

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 10, 2024

To the Stockholders of Xcel Brands, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Xcel Brands, Inc. (the “Company”) will be held on Tuesday, December 10, 2024, at 11:00 A.M. (local time), at the Company’s offices at 550 Seventh Avenue, 11th Floor, New York, NY 10018, for the following purposes:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement;

3.	To approve on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

4.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on October 15, 2024 are entitled to receive the notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and, more importantly, reducing the environmental impact of the Annual Meeting. On or about October 22, 2024, you were provided with a Notice of Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders (“Notice”) and provided access to our proxy materials over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The Xcel Brands, Inc. Board of Directors believes that the election of the nominees specified in the accompanying proxy statement as directors at the Annual Meeting is in the best interest of the Company and its stockholders and, accordingly, unanimously recommends a vote “FOR” such nominees. Furthermore, the Board of Directors unanimously recommends that you vote “FOR” the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement; “3 years” for the proposal to approve, on a non-binding basis, the frequency of future votes on compensation of our named executive officers and “FOR” the proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm.

PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF THE COMPANY AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE ANNUAL MEETING YOUR BANK OR BROKER STATEMENT

EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK TO GAIN ADMISSION TO THE ANNUAL MEETING.

By Order of the Board of Directors,

Robert W. D’Loren
Chairman of the Board of Directors, Chief Executive Officer and President
October 22, 2024

Xcel Brands, Inc.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date:	December 10, 2024
Time:	11:00 A.M. (local time)
Place:	Xcel Brands, Inc’s Offices at 1555 Seventh Avenue, 11th Floor, New York, NY 10018
Record Date:	October 15, 2024
Voting:	Stockholders as of the Record Date are entitled to one vote per share on matters presented at the Annual Meeting or any postponements or adjournments of the Annual Meeting

Voting Matters and the Board’s Recommendation

Agenda Item	Board Vote Recommendation	Page Reference
Election of five directors.	FOR Each Director Nominee	6
Non-binding advisory vote on the compensation of named elective officers	FOR	32
Non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of named executive officers	FOR “3 years”	33
Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	35

In addition to these matters, stockholders may be asked to vote on such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

XCEL BRANDS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 10, 2024

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Xcel Brands, Inc. (the “Company”, “Xcel”, “we”, “us”, or “our”) for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 10, 2024, including any postponements or adjournments thereof, for the purposes set forth below.

Management intends to provide notice to stockholders on or about October 22, 2024.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute a revocation of your proxy.

If your shares are held in street name through a broker, bank, or other nominee, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote.

The address and telephone number of the principal executive offices of the Company are:

555 Seventh Avenue, 11th Floor

New York, NY 10018

Telephone No.: (347) 727-2481

At the Annual Meeting, the stockholders of the Company will vote on: (1) the election of five nominees to serve as directors, (2)  the approval on a non-binding advisory basis, of the compensation of named executive officers as described in this proxy statement, (3) the approval on a non-binding advisory basis of the frequency of future votes on the compensation of named executive officers, (4) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and (5) any other matters properly brought before the Annual Meeting or any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on December 10, 2024: This Proxy Statement, the form of proxy and the Company’s 2023 Annual Form 10-K are available for review on the Internet at www.cstproxy.com/xcelbrands/2024.

Your Vote is Important

Please vote as promptly as possible by signing, dating and returning the enclosed Proxy Card. You may also vote by attending the Annual Meeting and voting in person.

OUTSTANDING STOCK AND VOTING RIGHTS

Only holders of the Company’s common stock at the close of business on October 15, 2024 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 23,581,290] shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters. There are no cumulative voting rights. As of the Record Date, the Company had no shares of preferred stock outstanding.

“NOTICE AND ACCESS” MODEL

The United States Securities and Exchange Commission’s (the “SEC”) proxy rules set forth how companies must provide proxy materials. These rules are often referred to as “notice and access.” Under the notice and access model, a company may select either of the following options for making proxy materials available to stockholders: (i) the full set delivery option; or (ii) the notice only option. A company may use a single method for all its stockholders or use the full set delivery option for some stockholders and the notice only option for others.

Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail or, if a stockholder has previously agreed, electronically. In addition to delivering proxy materials to stockholders, the company must post all proxy materials on a publicly accessible web site (other than the SEC’s web site) and provide information to stockholders about how to access that web site and the hosted materials. Under the notice only option, instead of delivering its proxy materials to stockholders, the company delivers a “Notice of Internet Availability of Proxy Materials” that outlines (i) information regarding the date and time of the meeting of stockholders, as well as the items to be considered at the meeting; (ii) information regarding the web site where the proxy materials are posted; and (iii) various means by which a stockholder can request printed or emailed copies of the proxy materials.

In connection with our 2024 Annual Meeting, we have elected to use the notice only option. Accordingly, you should have received a notice by mail, unless you requested a full set of materials from prior mailings, instructing you how to access proxy materials at www.cstproxy.com/xcelbrands/2024 and providing you with a control number you can use to vote your shares. You may request that the Company also deliver to you printed or emailed copies of the proxy materials.

All shares represented by a valid proxy, timely submitted to the Company, will be voted. Where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted as recommended by the Board. If your shares are registered under your own name, you may revoke your proxy at any time before the Annual Meeting by (i) delivering to the Secretary at the Company’s headquarters either a written instrument revoking the proxy or a duly executed proxy with a later date, or (ii) attending the Annual Meeting and voting online. If you hold shares in street name, through a broker, bank or other nominee, you must contact the broker, bank or other nominee to revoke your proxy.

VOTING PROCEDURES

Quorum. A quorum is present if a majority of the shares entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (i.e., when a broker does not have discretionary authority to vote on a specific issue) are counted as present for purposes of determining a quorum.

Vote Required and Abstentions and Broker Non-Votes. The table below summarizes the votes required for approval of each matter to be brought before the Annual Meeting, as well as the treatment of abstentions and broker non-votes. If you sign and return a proxy but do not specify how you want your shares voted, your shares will be voted FOR the director nominees and FOR the other proposal listed below.

	Proposal	Vote Required for Approval of Each Item	Abstentions and Broker Non-Votes
I	Election of Directors	Each director shall be elected by a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.	Abstentions and broker-non votes will not affect the outcome of the vote
II		Non-binding advisory vote on the compensation of named executive officers	Abstentions and broker-non votes will not affect the outcome of the vote
III		Non-binding advisory vote on the frequency of future votes on the compensation of our named executive officers	Abstentions and broker-non votes will not affect the outcome of the vote
IV	Ratification of Appointment of Auditors	The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal II is required to approve this proposal.	Abstentions will not affect the outcome of the Vote. There are no-broker-non votes on this proposal

Stockholders have several voting choices with respect to Proposal III. Therefore, it is possible that no single choice will receive a majority vote. In light of the foregoing, the board will consider the outcome of the vote when determining the frequency of future non-binding votes on executive compensation. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on Proposal No. III.

Please note that brokers may not use discretionary authority to vote shares on Proposal IV if they have not received instructions from their clients. Please vote your proxy or deliver instructions to your broker so your vote can be counted.

The approval of any other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof, will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

Discretionary Voting Power. The Board is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the best interests of the Company and its stockholders. If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides for the annual election of all of its directors. Currently, at each Annual Meeting of Stockholders, directors are elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified or until his or her successor has been duly elected and qualified. Each director nominee named below, who is presently a member of the Company’s Board, has indicated to the Board that he or she will be available to serve on the Board if elected. All nominees have been recommended by the Company’s Nominating Committee.

The following table sets forth the name, age and principal occupation of the nominees for election at this Annual Meeting and the length of continuous service as a director of the Company. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Xcel Brands and our Board.

NAME	AGE	POSITION	DIRECTOR SINCE
Robert W. D’Loren	66	Chairman of the Board of Directors and Chief Executive Officer and President	2011
Mark DiSanto	62	Director	2011
James Fielding	59	Director	2018
Howard Liebman	81	Director	2011
Deborah Weinswig	53	Director	2018

The following noteworthy experience, qualifications, attributes and skills for each Board member, led to our conclusion that the person should serve as a director in light of our business and structure:

Robert W. D’Loren has been the Chairman of our Board and our Chief Executive Officer and President since September 2011. Mr. D’Loren has been an entrepreneur, innovator, and pioneer of the consumer branded products industry for over 35 years. Mr. D’Loren has spearheaded the Company’s omni-channel platform, connecting the channels of digital, brick-and-mortar, social media, and direct-response television to create a single customer view and brand experience for Xcel’s brands. He served as Chairman and CEO of IPX Capital, LLC and its subsidiaries, a consumer products investment company, from 2009 to 2011. He continues to serve as IPX Capital LLC’s Chairman.

Prior to founding the Company, from June 2006 to July 2008, Mr. D’Loren was a director, President and CEO of NexCen Brands, Inc., a global brand acquisition and management company with holdings that included The Athlete’s Foot, Waverly Home, Bill Blass, MaggieMoo’s, Marble Slab Creamery, Pretzel Time, Pretzelmaker, Great American Cookies, and The Shoe Box.

From 2002 to 2006, Mr. D’Loren’s work among consumer brands continued as President and CEO of UCC Capital Corporation, an intellectual property investment company where he invested in the consumer branded products, media, and entertainment sectors. From 1997 to 2002, Mr. D’Loren founded and acted as President and Chief Operating Officer of CAK Universal Credit Corporation, an intellectual property finance company. Mr. D’Loren’s total career debt and equity investments in over 30 entertainment and consumer branded products companies have exceeded $1.0 billion. In 1985, he founded and served as President and CEO of the D’Loren Organization, an investment and restructuring firm responsible for over $2 billion of transactions. Mr. D’Loren has also served as an asset manager for Fosterlane Management, as well as a manager with Deloitte.

Mr. D’Loren has served on the Board of Directors for Iconix Brand Group, Longaberger Company, Business Loan Center, and as a board advisor to The Athletes Foot and Bill Blass, Ltd. He also serves on the board of directors for the Achilles Track Club International. Mr. D’Loren is a Certified Public Accountant and holds an M.S. degree from Columbia University and a B.S. degree from New York University.

Mark DiSanto has served as a member of our Board since October 2011. Since 1988, Mr. DiSanto has served as the Chief Executive Officer of Triple Crown Corporation, a regional real estate development and investment company with commercial and residential development projects exceeding 1.5 million square feet. Mr. DiSanto received a degree in business administration from Villanova University’s College of Commerce and Finance, a J.D. degree from the University of Toledo College of Law, and an M.S. degree in real estate development from Columbia University.

James Fielding was appointed as a member of our Board in July 2018. He is a 25-year veteran in the consumer retail space, and previously served as the Global Head of Consumer Products for Dreamworks Animation and Awesomeness TV. Prior to that, Mr. Fielding served as the CEO of Claire’s Stores Inc., where he oversaw strategic growth and international development for the retail chain’s 3,000-plus stores worldwide. From May 2008 to 2012 Mr. Fielding served as the President of Disney Stores Worldwide.

Howard Liebman has served as a member of our Board since October 2011. He was President, Chief Operating Officer and a director of Hobart West Group, a provider of national court reporting and litigation support services, from 2007 until the sale of the business in 2008. Mr. Liebman served as a consultant to Hobart from 2006 to 2007. Mr. Liebman was President, Chief Financial Officer, and a director of Shorewood Packaging Corporation, a multinational manufacturer of high-end value-added paper and paperboard packaging for the entertainment, tobacco, cosmetics and other consumer products markets. Mr. Liebman joined Shorewood in 1994 as Executive Vice President and Chief Financial Officer, and served as its President from 1999 until Shorewood was acquired by International Paper in 2000. Mr. Liebman continued as Executive Vice President of Shorewood until his retirement in 2005. Mr. Liebman is a Certified Public Accountant and was an audit partner with Deloitte and Touche, LLP (and its predecessors) from 1974 to 1994.

Deborah Weinswig was appointed as a member of our Board in January 2018. She is a Managing Director of Funding Global Retail & Technology (“FGRT”), the think tank for the Hong Kong-based Fung Group, since April 2014 where she is responsible for building the team’s research capabilities and providing insights into the disruptive technologies that are reshaping today’s global retail landscape. Prior to leading FGRT, Weinswig served as Chief Customer Officer for Profitect Inc., a predictive analytics and big data software provider. From March 2002 to October 2013, Ms. Weinswig was employed by Citigroup, Inc., most recently where she was Managing Director and Head of the Global Staples & Consumer Discretionary team at Citi Research. Ms. Weinswig also serves as an e-commerce expert for the International Council of Shopping Centers’ Research Task Force and was a founding member of the Oracle Retail Industry Strategy Council. She is a also member of the Board of Directors of Kiabi (affiliated with the Auchan Group). Ms. Weinswig is a Certified Public Accountant and holds an MBA from the University of Chicago.

Directors’ Qualifications

In furtherance of our corporate governance principles, each of our directors brings unique qualities and qualifications to our Board. We believe that all of our directors have a reputation for honesty, integrity, and adherence to high ethical standards. They each have demonstrated business acumen, leadership and an ability to exercise sound judgment, as well as a commitment to serve the Company and our Board. The following descriptions demonstrate the qualifications of each director:

Robert W. D’Loren has extensive experience in and knowledge of the licensing and commercial business industries and financial markets. This knowledge and experience, including his experience as director, president, and chief executive officer of a global brand management company, provide us with valuable insight to formulate and create our acquisition strategy and how to manage and license acquired brands.

Mark DiSanto has considerable experience in building and running businesses and brings his strong business acumen to the Board.

James Fielding brings extensive senior level experience in the consumer retail space, as well as strong relationships in the media and retail industries.

Howard Liebman brings comprehensive knowledge of accounting, the capital markets, mergers and acquisitions, financial reporting, and financial strategies from his extensive public accounting experience and prior service as Chief Financial Officer of a public company.

Deborah Weinswig brings thought leadership in the retail and licensing industries, particularly in the areas of sourcing and logistics.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES SPECIFIED ABOVE.

CORPORATE GOVERNANCE

The Board of Directors and Director Independence

The Board currently consists of five members. The Board has determined that Messrs. DiSanto, Fielding and Liebman and Ms. Weinswig meet the director independence requirements under the applicable listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Each current member of the Audit Committee, Compensation Committee, and Nominating Committee is independent and meets the applicable rules and regulations regarding independence for such committee, including those set forth in the applicable NASDAQ rules, and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

Leadership Structure

Currently, our Board believes our current leadership structure, where our Chief Executive Officer also serves as our Chairman, provides the most efficient and effective leadership model by enhancing the Chairman and Chief Executive Officer’s ability to provide insight and direction of business strategies and plans to both our Board and management. Our Board believes our business strategies are best served if the Chairman is also a member of our management team. The Board believes that a single person, acting in the capacities of Chairman and Chief Executive Officer, provides unified leadership and focus. We do not have a lead independent director; however, all of our Board committees are comprised of independent directors. We believe the independent nature of our Board committees, as well as the practice of our independent directors to meet in executive session without Mr. D’Loren and the other members of our management present, ensures that our Board maintains a level of independent oversight of management that is appropriate for the Company.

Board Oversight of Risk

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of the executive management team on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, transactional and reputational risks. The full Board receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.

Board Diversity Matrix

The table below provides an enhanced disclosure regarding the diversity of the members and nominees of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of October 15, 2024)
Board Size:
Total Number of Directors	5
	Male	Female	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Number of directors based on gender identity	4	1
Part II: Demographic Background
African American or Black
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	4	1
Two or More Race or Ethnicities
LGBTQ+	1
Did not Disclose Demographic Background

Board Committees

The Board has three standing committees: (i) the Audit Committee; (ii) the Compensation Committee; and (iii) the Nominating Committee. The committees are comprised solely of persons who meet the definition of an “independent director” under the NASDAQ Listing Rules. In addition, the Board has determined that each member of the Audit Committee meets NASDAQ independence requirements applicable to members of an audit committee. The Board has also determined that members of the Compensation Committee meet additional independence requirements under the NASDAQ Listing Rules for members of a compensation committee.

The Audit Committee, Nominating Committee and Compensation Committee operate under written charters adopted by the Board. A copy of our Nominating Committee Charter, Audit Committee Charter and Compensation Committee Charter are available on our website, at the following address: www.ir.xcelbrands.com/corporate-governance. Information on our website does not constitute a part of this proxy statement.

Audit Committee

The Board has appointed an Audit Committee which consists of Messrs. Liebman, DiSanto and Ms. Weinswig. Each of such persons has been determined to be an “independent director” under the applicable NASDAQ and Securities and Exchange Commission (the “SEC”) rules, which is the independence standard that was adopted by our Board. The Board has determined that Mr. Liebman meets the requirements to serve as the Audit Committee Financial Expert by the Board. The Audit Committee operates under a written charter adopted by our Board. The Audit Committee held 4 meetings during 2023.

The Audit Committee assists the Board by providing oversight of our accounting and financial reporting processes, appoints the independent registered public accounting firm, reviews with the registered independent registered public accounting firm the scope and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls.

Nominating Committee

The Board has appointed a Nominating Committee consisting of Messrs. DiSanto and Liebman. Each of such persons has been determined to be an “independent director” under the applicable NASDAQ rules. The Board has adopted a written Nominating Committee Charter that sets forth the Nominating Committee’s responsibilities. The Nominating Committee held 1 meeting during 2023.

The Nominating Committee considers nominees recommended by the Company’s stockholders provided that the recommendation contains sufficient information for the independent directors to assess the suitability of the candidate, including the candidate’s qualifications, name, age, business and residential address. The Company does not have a formal diversity policy. However, the Nominating Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment and diversity of experience in various areas. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating Committee receive. Such recommendation must also comply with the “Consideration of Director Nominees” provision below.

Compensation Committee

The Board has appointed a Compensation Committee consisting of Messrs. DiSanto and Fielding. Each of such persons has been determined to be an “independent director” under the applicable NASDAQ rules. The Board has adopted a written Compensation Committee Charter that sets forth the Compensation Committee’s responsibilities. The Compensation Committee is responsible for determining all forms of compensation for our executive officers and establishing and maintaining executive compensation practices designed to enhance long-term stockholder value. The Compensation Committee held 0 meetings during 2023.

Process and Procedures for Considering and Determining Executive and Director Compensation

Among other things, the Compensation Committee has the authority and responsibility under its charter to:

●	Approve our compensation philosophy.

●	Formulate, evaluate, and approve compensation for our officers, as defined in Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated therein.

●	Formulate, approve, and administer cash incentives and deferred compensation plans for executives. Cash incentive plans are based on specific performance objectives defined in advance of approving and administering the plan.

●	Oversee and approve all compensation programs involving the issuance of our stock and other equity securities.

●	Review executive supplementary benefits, as well as retirement, benefit, and special compensation programs involving significant cost to us, as necessary and appropriate.

●	Oversee funding for all executive compensation programs.

●	Review compensation practices and trends of other companies to assess the adequacy of our executive compensation programs and policies.

●	Secure the services of external compensation consultants or other experts, as necessary and appropriate. These services, as required, will be paid from funds provided by the Company. This system is designed to ensure the independence of such external advisors.

●	Approve employment contracts, severance agreements, change in control provisions, and other compensatory arrangements with our executives.

Role of Chief Executive Officer in Recommending Executive Compensation

The Compensation Committee makes all compensation decisions related to our named executive officers. However, our Chief Executive Officer regularly provides information and recommendations to the Compensation Committee on the performance of the executive officers and appropriate levels and components of compensation, including equity grants as well as other information as the Compensation Committee may request.

Compensation Goals

Our compensation policies are intended to achieve the following objectives:

●	Reward executives and employees for their contributions to our growth and profitability, recognize individual initiative, leadership, achievement, and other valuable contributions to our Company.

●	Link a portion of the compensation of officers and employees with the achievement of our overall performance goals, to ensure alignment with our strategic direction and values, and to ensure that individual performance is directed towards the achievement of our collective goals.

●	Enhance alignment of individual performance and contribution with long-term stockholder value and business objectives by providing equity awards.

●	Motivate and provide incentives to our named executive officers and employees to continually contribute superior job performance throughout the year; and

●	Obtain and retain the services of skilled employees and executives so that they will continue to contribute to and be a part of our long-term success.

Compensation programs and policies are reviewed and approved annually but could be adjusted more frequently if determined by the Compensation Committee. Included in this process is establishing the goals and objectives by which employee and executive compensation is determined. Executive officers’ performance is evaluated in light of these performance goals and objectives. The Compensation Committee consults the Chief Executive Officer on the performance of other company executives.

Compensation Surveys and Compensation Consultants

In determining compensation levels, we review compensation levels of companies that we deem to be similar to our Company regardless of their location, competitive factors to enable us to attract executives from other companies, and compensation levels that we deem appropriate to retain and motivate our executives. From time to time, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees and services of our compensation consultants, and our compensation consultants report directly to our Compensation Committee.

Board and Committee Meetings and Attendance at Annual Meeting of Stockholders

During the fiscal year ended December 31, 2023, the Board held 5 meetings. In addition, the Board took action by unanimous written consent in lieu of meetings. During 2023, each of the Company’s directors attended at least seventy-five percent of the aggregate of: (i) the total number of meetings of the Board; and (ii) the total number of meetings of all Board committees on which they served.

The Company’s current policy strongly encourages that all of its directors attend all Board and committee meetings and the Company’s Annual Meeting of Stockholders, absent extenuating circumstances that would prevent their attendance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of Forms 3 and 4 and any amendments thereto furnished to our Company pursuant to Rule 16a-3(e) under the Exchange Act, or representations that no Forms 5 were required, all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of more than 10% of our equity securities were timely filed, except that Ms. Weinswig filed Form 4 late for two transactions.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our officers, employees, and directors, including our Chief Executive Officer, Chief Financial Officer and senior executives. Our Code of Ethics can be accessed on our website, www.ir.xcelbrands.com/corporate-governance. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or the Nasdaq rules.

COMMUNICATIONS WITH THE BOARD

The Board, through its Nominating Committee, has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board individually or as a group by writing to: The Board of Directors of Xcel Brands, Inc. c/o the Secretary, 555 Seventh Avenue, 11th Floor, New York, NY 10018. Stockholders should identify their communication as being from an Xcel Brands, Inc. stockholder. The Secretary may require reasonable evidence that the communication or other submission is made by a stockholder before transmitting the communication to the Board.

CONSIDERATION OF DIRECTOR NOMINEES

Stockholders wishing to recommend director candidates to the Nominating Committee must submit their recommendations in writing to the Nominating Committee, c/o Secretary, Xcel Brands, Inc., 555 Seventh Avenue, 11th Floor, New York, NY 10018.

The Nominating Committee considers nominees recommended by the Company’s stockholders provided that the recommendation contains sufficient information for the independent directors to assess the suitability of the candidate, including the candidate’s qualifications, name, age, business and residential address. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Nominating Committee receive. Such recommendation must also state the name of the stockholder who is submitting it. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under the NASDAQ rules, or, alternatively, a statement that the recommended candidate would not be so barred. Each nomination is also required to set forth a representation that the stockholder making the nomination is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated by the Board; and the consent of each nominee to serve as a director of the Company if so elected. A nomination which does not comply with the above requirements or that is not received by the deadline referred to below will not be considered.

The qualities and skills sought in prospective members of our Board will be determined by our independent directors. Generally, director candidates must be qualified individuals who, if added to our Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company’s industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a director of the Company.

DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

Our By-Laws requires a stockholder wishing to nominate a candidate for election to our Board at a meeting of our stockholders to give written notice, containing the required information specified below, that must be delivered to or mailed and received by our Secretary at our principal executive offices (currently located at 555 Seventh Avenue, 11th Floor, New York, NY 10018), not earlier than the close of business on the 120th calendar day, and not later than the close of business on the 90th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is made or given to stockholders less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the earlier of (i) the day on which such notice of the date of the meeting was mailed to stockholders or (ii) the day on which public disclosure of the date of such annual meeting is first made by the Company.

Any such notice must set forth in writing the following:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation and employment of such person; (iii) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by such person (which information shall be supplemented not later than ten calendar days after the record date for the meeting to disclose such ownership as of the record date for the meeting; (iv) such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of securities of the Company owned of record or beneficially by such stockholder, and (C) any person controlling, controlled by or under common control with a stockholder associated person (the “Stockholder Associated Person”), on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (vii) the information and agreement required under Section 16 of the By-Laws; and

(b) as to the stockholder giving the notice (i) the name and record address of such stockholder, as they appear on the Company’s stock ledger, and the name and address of any Stockholder Associated Person; (ii) (A) the class and series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any derivative instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Company, (D) any short interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by such stockholder and any Stockholder Associated Person not later than 10 calendar days after the Record Date for the meeting to disclose such ownership as of the Record Date); (iii) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination (s) are to be made by such stockholder; (iv) any material interest of such stockholder or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom; (v) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; (vi) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the person proposed as a nominee and/or (B) otherwise to solicit proxies from stockholders in support of the election of such person; (vii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (viii) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder. In addition to the information required above, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

COMPENSATION OF DIRECTORS

Director Compensation in Fiscal 2023

We pay our non-employee directors $3,000 for each board of directors and committee meeting attended, up to a maximum of $12,000 per year for board of directors’ meetings and up to a maximum of $12,000 per year for committee meetings, except that the chairman of each committee receives $4,000 for each such committee meeting attended, up to a maximum of $16,000 per year.

The following table sets forth information with respect to each non-employee director’s compensation for the year ended December 31, 2023. The dollar amounts shown for Stock Awards represent the grant date fair value of the restricted stock awards or stock options granted during the fiscal year calculated in accordance with ASC Topic 718.

	Fees Earned
	or Paid	Stock	Option
Name	in Cash	Awards	Awards	Total
Mark DiSanto (1) (2)	$24,000	$15,100	$21,544	$60,644
Howard Liebman (1) (2)	$28,000	$15,100	$21,544	$64,644
Deborah Weinswig (1) (2)	$21,000	$15,100	$21,544	$57,644
James Fielding (1) (2)	$12,000	$15,100	$21,544	$48,644

(1)	On August 23, 2023, each non-employee directory was granted 10,000 shares of restricted stock pursuant to the terms and conditions of the 2021 Equity Incentive Plan. Such shares of restricted stock will vest evenly over approximately 19 months, whereby 50% shall vest on April 1, 2024 and 50% shall vest on April 1, 2025. Notwithstanding the foregoing, each grantee may extent the vesting date of all or a portion of the restricted shares by six months and, thereafter one or more times may further extend such date with respect to all or a portion of the restricted shares until the next following October 1 or April 1, as the case may be. The grant date fair value of the shares was $1.51 per share.

(2)	On August 23, 2023, each non-employee director was granted options to purchase 25,000 shares of stock pursuant to the terms and conditions of the 2021 Equity Incentive Plan. Such options will vest evenly over approximately 19 months, whereby 50% shall vest on April 1, 2024 and 50% shall vest on April 1, 2025. The exercise price of the options is $1.51 per share.

2011 Equity Incentive Plan

Our Amended and Restated 2011 Equity Incentive Plan, which we refer to as the 2011 Plan, was designed and utilized to enable the Company to offer its employees, officers, directors, consultants, and others whose past, present, and/or potential contributions to the Company have been, are, or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company.

The 2011 Plan provided for the grant of stock options or restricted stock. The stock options may be incentive stock options or non-qualified stock options. A total of 13,000,000 shares of common stock have been reserved for issuance under the 2011 Plan.

Under the 2011 Plan unexercised warrants and options to purchase 4,771,255 shares of common stock.

No further awards may be made under the 2011 Plan.

2021 Equity Incentive Plan

Our Amended and Restated 2021 Equity Incentive Plan, which we refer to as the 2021 Plan, is designed and utilized to enable the Company to offer its employees, officers, directors, consultants, and others whose past, present, and/or potential contributions to the Company have been, are, or will  be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company.

The 2021 Plan provides for the grant of stock options or restricted stock. The stock options may be incentive stock options or non-qualified stock options. A total of 4,000,000 shares of common stock have been reserved for issuance under the 2021 Plan, the maximum number of shares of common stock with respect to which incentive stock options may be granted under the 2021 Plan is 4,000,000. The 2021 Plan may be administered by the board of directors or a committee consisting of two or more members of the board of directors appointed by the board of directors.

Officers and other employees of Xcel or any parent or subsidiary of Xcel who are at the time of the grant of an award employed by us or any parent or subsidiary of Xcel are eligible to be granted options or other awards under the 2021 Plan. In addition, non-qualified stock options and other awards may be granted under the 2021 Plan to any person, including, but not limited to, directors, independent agents, consultants and attorneys who the board of directors or the committee, as the case may be, believes has contributed or will contribute to our success.

Cash awards may be issued under the 2021 Plan either alone or in addition to or in tandem with other awards granted under the Plan or other payments made to a participant not under the 2021 Plan. The board or committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, cash awards will be made, the amount that is subject to the cash award, the circumstances and conditions under which such amount shall be paid, in whole or  in part,  the time of  payment, and all other terms and conditions of the awards. The maximum cash award that may be paid to any participant under the 2021 Plan during any calendar year shall not exceed $2,500,000.

With respect to incentive stock options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of a parent or subsidiary of our Company immediately before the grant, such incentive stock option shall not be exercisable more than five years from the date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an incentive stock option  granted to a 10% stockholder may not be less than 110% of such fair market value. The exercise price of a non-qualified stock option may not be less than fair market value of the shares of common stock underlying the option on the date the option is granted.

Under the 2021 Plan, we may not, in the aggregate, grant incentive stock options that are first exercisable by any individual optionee during any calendar year (under all such plans of the optionee’s employer corporation and its “parent” and “subsidiary” corporations, as those terms are defined in Section 424 of the Internal Revenue Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

Certain awards made under the 2021 Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Internal Revenue Code Section 162(m) and the regulations thereunder) and are exempt from the deduction limitation imposed by Code Section 162(m). Under Internal Revenue Code Section 162(m), our tax deduction may be limited to the extent total compensation paid to the chief executive officer, or any of the four most highly compensated executive officers (other than the chief executive officer) exceeds $1 million in any one tax year. Among other criteria, awards only qualify as performance-based awards if at the time of grant  the compensation committee is comprised solely of two or more “outside directors” (as this term is used in Internal Revenue Code Section 162(m) and the regulations thereunder). In addition, we must obtain stockholder approval of material terms of performance goals for such performance-based compensation.

All stock options and certain stock awards, performance awards, cash awards and stock units granted under the 2021 Plan, and the compensation attributable to such awards, are intended to (i) qualify as performance-based awards or (ii) be otherwise exempt from the deduction limitation imposed by Internal Revenue Code Section 162(m). No options or other awards may be granted on or after the tenth anniversary of the effective date of the 2021 Plan.

Under the 2021 plan options to purchase 493,350 shares of common stock and unvested restricted stock awards relating to an aggregate of 3,103,941 shares of common stock remain.

EXECUTIVE OFFICERS

All officers serve at the direction of our Board. The Board appoints our officers.

In fiscal 2022, Mr. Robert W. D’Loren served as our Chief Executive Officer and President. In addition to Mr. D’Loren, our other executive officers are as follows:

James F. Haran has been our Chief Financial Officer since September 2011. Mr. Haran served as CFO of IPX Capital, LLC and its related subsidiaries, from June 2008 to September 2011. Mr. Haran was the Executive Vice President, Capital Markets for NexCen Brands, Inc. from 2006 to May 2008 and Chief Financial Officer and Chief Credit Officer for UCC Capital Corporation, and its predecessor company, CAK Universal Credit Corp., from 1998 to 2006. Prior to joining UCC, Mr. Haran was a partner at Sidney Yoskowitz and Company P.C., a registered diversified certified public accounting firm. During his tenure, which began in 1987, his focus was on real estate and financial services companies. Mr. Haran is a Certified Public Accountant and holds a B.S. degree from State University of New York at Plattsburgh.

Seth Burroughs has been our Executive Vice President of Business Development and Treasury since September 2011. From June 2006 to October 2010, Mr. Burroughs served as Vice President of NexCen Brands, Inc. Prior to his role at NexCen, from 2003 to 2006, Mr. Burroughs served as Director of M&A Advisory and Investor Relations at UCC Capital Corporation, an intellectual property investment company, where he worked on $500 million in acquisitions and $300 million in specialty financing as an advisor to consumer branded products companies in the franchising and apparel industries. From 2001 to 2003, Mr. Burroughs worked as a Senior Financial Analyst at The Pullman Group where he was involved with structuring the first securitizations of music royalties, including the Bowie Bonds, and as a Financial Analyst at Merrill Lynch’s private client group. Mr. Burroughs received a B.S. degree in economics from The Wharton School of Business at the University of Pennsylvania.

EXECUTIVE COMPENSATION

Employment Agreements with Executives

Robert W. D’Loren

On February 28, 2019, and effective as of January 1, 2019, the Company entered into a three- year employment agreement with Robert W. D’Loren for him to continue to serve as Chief Executive Officer of the Company, referred to as the D’Loren Employment Agreement. Following the initial three- year term, the agreement will be automatically renewed for one-year terms unless either party gives written notice of intent to terminate at least 90 days prior to the termination of the then current term. Pursuant to the D’Loren Employment Agreement, Mr. D’Loren’s annual base salary is $0.89 million. The Company’s board of directors or the compensation committee may approve increases (but not decreases) from time to time. Following the initial three-year term, Mr. D’Loren’s base salary will be reviewed at least annually. Mr. D’Loren receives an allowance for an automobile appropriate for his level of position and the Company pays (in addition to monthly lease or other payments) all of the related expenses for gasoline, insurance, maintenance, repairs, or any other costs with Mr. D’Loren’s automobile.

Bonus

Mr. D’Loren will be eligible to receive an annual cash bonus in an amount equal to (i) 2.5% of all income generated from the sales of the Company’s products and by the trademarks and other intellectual property owned, operated or managed by us (“IP Income”), in excess of $8.0 million earned and received by us in such fiscal year: provided that any IP income generated through net sales shall be multiplied by (x) 7% in the case of net sales from wholesale sales, and private label sales and (y) 3% in the case of net sales from e-commerce sales through the Company’s web sites and (ii) 5% of the Company’s adjusted EBITDA (as defined in the D’Loren Employment Agreement) for such fiscal year. Mr. D’Loren shall have the right to elect to receive the cash bonus through the issuance of shares of the Company’s common stock.

Pursuant to the D’Loren Agreement, Mr. D’Loren was granted an option to purchase up to 2,578,947 shares of the Company’s common stock at an exercise price of $1.72 per share. The option is exercisable until February 28, 2029 and shall vest, subject to Mr. D’Loren remaining employed by the Company and based upon the Company’s common stock achieving the following target prices:

Target Prices	Number of Option Shares Vesting
$3.00	736,842
$5.00	626,316
$7.00	515,789
$9.00	405,263
$11.00	294,737

Severance

If Mr. D’Loren’s employment is terminated by the Company without cause, or if Mr. D’Loren resigns with good reason, or if the Company fails to renew the term, then Mr. D’Loren will be entitled to receive his unpaid base salary and cash bonuses through the termination date and a lump sum payment equal to the base salary in effect on the termination date for the longer of two years from the termination date or the remainder of the then-current term. Additionally, Mr. D’Loren would be entitled to two hundred times the average annual cash bonuses paid in the preceding 12 months. Mr. D’Loren would also be entitled to continue to participate in the Company’s group medical plan or receive reimbursement for premiums paid for other medical insurance in an amount not to exceed the cost to participate in the Company’s plan, subject to certain conditions, for a period of 36 months from the termination date.

Change of Control

In the event Mr. D’Loren’s employment is terminated within 12 months following a change of control by the Company without cause or by Mr. D’Loren with good reason, he would be entitled to a lump sum payment equal to two times (i) his base salary in effect on the termination date for the longer of two years from the termination date or the remainder of the then-current term and (ii) two times the average annual cash bonuses paid in the preceding 12 months, minus $100.

“Change of control,” as defined in Mr. D’Loren’s employment agreement, means a merger or consolidation to which we are a party, a sale, lease or other transfer, exclusive license or other disposition of all or substantially all of our assets, a sale or transfer by our stockholders of voting control, in a single transaction or a series of transactions or, if during any twelve consecutive month period, the individuals who at the beginning of such period, constitute the board of directors of the Company (the “Incumbent Directors”) cease (other than due to death) to constitute a majority of the members of the board at the end of such period; provided that directors elected by or on the recommendation of a majority of the directors who so qualify as Incumbent Directors shall be deemed to be Incumbent Directors. Upon a change of control, notwithstanding the vesting and exercisability schedule in any stock option or other grant agreement between Mr. D’Loren and the Company, all unvested stock options, shares of restricted stock and other equity awards granted by the Company to Mr. D’Loren pursuant to any such agreement shall immediately vest, and all such stock options shall become exercisable and remain exercisable for the lesser of 180 days after the date the change of control occurs or the remaining term of the applicable option.

Non-Competition and Non-Solicitation

During the term of his employment by the Company and for a one-year period after the termination of such employment (unless Mr. D’Loren’s employment was terminated without cause or was terminated by him for good reason, in which case only for his term of employment and a six-month period after the termination of such employment), Mr. D’Loren may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in our business in the United States, its territories and possessions and any foreign country in which we do business as of the date of termination of his employment. Also, during his employment and for a one-year period after the termination of such employment, Mr. D’Loren may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager, or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee, or business relation and the Company or any of its subsidiaries.

James Haran

On February 28, 2019, and effective as of January 1, 2019, the Company entered into a two-year employment agreement with James Haran for him to continue to serve as the Company’s Chief Financial Officer, referred to as the Haran Employment Agreement. Following the initial two-year term, the agreement automatically renewed for successive one-year terms in 2021, 2022, and 2023, and will be automatically renewed for one-year terms thereafter unless either party gives written notice of intent to terminate at least 30 days prior to the expiration of the then current term. Pursuant to the Haran Employment Agreement, Mr. Haran’s annual base salary is $0.37 million per annum. The board of directors or the compensation committee may approve increases (but not decreases) from time to time. Following the initial two-year term, the base salary shall be reviewed at least annually. In addition, Mr. Haran receives a car allowance of $1,500 per month.

Bonus

Mr. Haran will be eligible to receive a performance cash bonus in an amount equal to (i) 0.23% of all IP Income in excess of $12.0 million earned and received by us in such fiscal year; provided that any IP income generated through net sales shall be multiplied by (x) 7% in the case of net sales from wholesale sales, and private label sales and (y) 3% in the case of net sales from e-commerce sales through the Company’s web sites plus (ii) 0.375% of the Company’s adjusted EBITDA (as defined in the Haran Employment Agreement) for such fiscal year. Notwithstanding the foregoing, for (i) 2019, $0.04 million of Mr. Haran’s bonus was guaranteed, of which $0.01 million was paid to Mr. Haran upon execution of the Haran Employment Agreement and $0.03 million was paid prior to June 30, 2019, and (ii) for 2020, $0.03 million of Mr. Haran’s bonus was guaranteed and paid prior to June 30, 2020, in each case.

Pursuant to the Haran Employment Agreement, Mr. Haran was granted an option to purchase up to 552,632 shares of the Company’s common stock at an exercise price of $1.72 per share. The option is exercisable until February 28, 2029 and shall vest, subject to Mr. Haran remaining employed with the Company and based upon the Company’s common stock achieving target prices as follows:

Target Prices	Number of Option Shares Vesting
$3.00	157,895
$5.00	134,211
$7.00	110,526
$9.00	86,842
$11.00	63,158

Severance

If Mr. Haran’s employment is terminated by the Company without cause, or if Mr. Haran resigns with good reason, or if the Company fails to renew the term, then Mr. Haran will be entitled to receive his unpaid base salary and cash bonuses through the termination date and a lump sum payment equal to his base salary in effect on the termination date for 12 months. Mr. Haran would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for a period of 12 months from the termination date.

Change of Control

In the event Mr. Haran’s employment is terminated within 12 months following a change of control by the Company without cause or by Mr. Haran with good reason, Mr. Haran would be entitled to a lump sum payment equal to his base salary in effect on the termination date for 12 months following such termination. “Change of control,” as defined in Mr. Haran’s employment agreement, means a merger or consolidation to which we are a party, a sale, lease or other transfer, exclusive license or other disposition of all or substantially all of our assets, or a sale or transfer by our stockholders of voting control, in a single transaction or a series of transactions. Upon a change of control, notwithstanding the vesting and exercisability schedule in any stock option or other grant agreement between Mr. Haran and us, all unvested stock options, shares of restricted stock and other equity awards granted by us to Mr. Haran pursuant to any such agreement shall immediately vest, and all such stock options shall become exercisable and remain exercisable for the lesser of 180 days after the date the change of control occurs or the remaining term of the applicable option.

Non-Competition and Non-Solicitation

During the term of his employment by the Company and for a one-year period after the termination of such employment, Mr. Haran may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in our business in the United States, its territories and possessions and any foreign country in which we do business as of the date of termination of such employment. Also, during his employment and for a one-year period after the termination of his employment, Mr. Haran may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

Seth Burroughs

On February 28, 2019, and effective as of January 1, 2019, the Company entered into a two-year employment agreement with Seth Burroughs for him to continue to serve as the Company’s Executive Vice President - Business Development and Treasury, referred to as the Burroughs Employment Agreement. Following the initial two-year term, the agreement automatically renewed for a one-year term and will be automatically renewed for one-year terms thereafter unless either party gives written notice of intent to terminate at least 30 days prior to the expiration of the then current term. Pursuant to the Burroughs Employment Agreement, Mr. Burroughs’ annual base salary is $0.34 million per annum. The board of directors or the compensation committee may approve increases (but not decreases) from time to time. Following the initial two-year term, the base salary shall be reviewed at least annually.

Bonus

Mr. Burroughs will be eligible to receive a performance cash bonus in an amount equal to (i) 0.23% of all IP Income in excess of $12.0 million earned and received by us in such fiscal year; provided that any IP income generated through net sales shall be multiplied by (x) 7% in the case of net sales from wholesale sales, and private label sales and

(y) 3% in the case of net sales from e-commerce sales through the Company’s web sites plus (ii) 0.375% of the Company’s adjusted EBITDA (as defined in the Haran Employment Agreement) for such fiscal year.

Pursuant to the Burroughs Employment Agreement, Mr. Burroughs was granted an option to purchase up to 368,421 shares of the Company’s common stock at an exercise price of $1.72 per share. The option is exercisable until February 28, 2029 and shall vest, subject to Mr. Burroughs remaining employed with the Company and based upon the Company’s common stock achieving target prices as follows:

Target Prices	Number of Option Shares Vesting
$3.00	105,263
$5.00	89,474
$7.00	73,684
$9.00	57,895
$11.00	42,105

Severance

If Mr. Burrough’s employment is terminated by the Company without cause, or if Mr. Burroughs resigns with good reason, or if the Company fails to renew the term, then Mr. Burroughs will be entitled to receive his unpaid base salary and cash bonuses through the termination date and a lump sum payment equal to his base salary in effect on the termination date for 12 months. Mr. Burroughs would also be entitled to continue to participate in our group medical plan, subject to certain conditions, for a period of 12 months from the termination date.

Change of Control

In the event Mr. Burroughs’ employment is terminated within 12 months following a change of control by the Company without cause or by Mr. Burroughs with good reason, Mr. Burroughs would be entitled to a lump sum payment equal to his base salary in effect on the termination date for 12 months following such termination.

“Change of control,” as defined in Mr. Burroughs’ employment agreement, means a merger or consolidation to which we are a party, a sale, lease or other transfer, exclusive license or other disposition of all or substantially all of our assets, or a sale or transfer by our stockholders of voting control, in a single transaction or a series of transactions. Upon a change of control, notwithstanding the vesting and exercisability schedule in any stock option or other grant agreement between Mr. Burroughs and us, all unvested stock options, shares of restricted stock and other equity awards granted by us to Mr. Burroughs pursuant to any such agreement shall immediately vest, and all such stock options shall become exercisable and remain exercisable for the lesser of 180 days after the date the change of control occurs or the remaining term of the applicable option.

Non-Competition and Non-Solicitation

During the term of his employment by the Company and for a one-year period after the termination of such employment, Mr. Burroughs may not permit his name to be used by or participate in any business or enterprise (other than the mere passive ownership of not more than 5% of the outstanding stock of any class of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) that engages or proposes to engage in our business in the United States, its territories and possessions and any foreign country in which we do business as of the date of termination of such employment. Also, during his employment and for a one-year period after the termination of his employment, Mr. Burroughs may not, directly or indirectly, solicit, induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries; or solicit, induce or attempt to induce any person who is, or was during the then-most recent 12-month period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries, to terminate such employee’s employment with the Company or any of its subsidiaries; or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries; or in any way interfere with the relationship between any such customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

The following table sets forth information regarding all cash and non-cash compensation earned, during the years ended December 31, 2023 and 2022, by our principal executive officer and our two other most highly compensated executive officers, which we refer to collectively as the named executive officers, for services in all capacities to the Company:

Summary Compensation Table

			Salary	Bonus	Awards	All Other
Name	Title	Year	(1)	(2)	(3)	Compensation	Total
Robert W. D’Loren	CEO and Chairman	2023	$888,500	$187,731	$-	$1,890	$1,078,121
		2022	$888,500	$863,534	$280,601	$10,698	$2,043,333

James F. Haran	CFO	2023	$366,000	$7,896	$-	$961	$374,857
		2022	$366,000	$139,672	$-	$3,332	$509,004

Seth Burroughs	EVP - Business	2023	$340,600	$7,896	$-	$35	$348,931
	Development	2022	$340,600	$154,672	$-	$-	$495,272
	and Treasury

(1)	Robert W. D’Loren’s salary amount for 2022 includes a voluntary temporary deferral of salary of $178,265, which was paid to Mr. D’Loren in 2023.

(2)	Bonuses in 2023 include amounts paid in accordance with the executives’ respective employment agreements (see “Employment Agreements with Executives” in Item 10). Bonuses in 2022 include (i) amounts paid in accordance with the executives’ respective employment agreements and (ii) amounts awarded by the board of directors as transaction bonuses related to the May 2022 sale of a majority interest in the Isaac Mizrahi brand.

(3)	The amounts shown represent the grant date fair value of fully-vested common stock awards issued as payment for performance bonuses earned in 2021.

Outstanding Equity Awards as of December 31, 2023

		Options and Warrant Awards					Stock Awards
		Number of	Number of
		Securities	Securities					Market
		Underlying	Underlying				Number of	Value of
		Unexercised	Unexercised			Option or	Shares of	Shares of
		Options &	Options &			Warrant	Stock that	Stock that
		Warrants,	Warrants,		Exercise	Expiration	Have Not	Have Not
Name	Title	Exercisable	Unexercisable		Price	Date	Vested	Vested
Robert W. D’Loren	CEO, Chairman	-	2,578,947	(1)	$1.72	2/28/2029	-	$-

James F. Haran	CFO	-	552,632	(1)	$1.72	2/28/2029	-	$-

Seth Burroughs	EVP - Bus. Development	-	368,421	(1)	$1.72	2/28/2029	-	$-
& Treasury

(1)	These options shall become exercisable based upon the Company’s common stock achieving specified target prices as outlined in the executive’s employment agreement, and expire on February 28, 2029. See “Employment Agreements with Executives” in Item 10.

Payments Due Upon Termination of Employment or a Change in Control

See “Executive Compensation-Employment Agreements” above for a description of the severance and change of control provisions contained in the executive officer’s employment agreements.

The following table quantifies the estimated maximum amount of payments and benefits under the Employment Agreement (which were in effect as of December 31, 2023) with our executive officers relating to awards granted under our 2021 and 2011 Plan and other equity award grants to which the executive officers would be entitled to upon termination of employment if we terminated their employment without cause or the executive terminated his employment with good reason, in either case, within 12 months following a “change of control” of our Company that (by assumption) occurred on December 31, 2023:

Name	Salary ($)	Value of the Accelerated Equity Awards and Other Benefits ($)(1)(2)	Total Termination Benefits
Robert W. D’Loren	$1,878,000	$1,437,000	$3,315,000
James F. Haran	$386,000	$308,000	$694,000
Seth Burroughs	$376,000	$205,000	$581,000

(1)	This amount represents the unrealized value of the unvested portion of the respective executive’s equity awards based upon a closing price of $1.29 on December 29, 2023 and calculated in accordance with Section 280G of the Internal Revenue Code of 1986, as amended.

(2)	Includes 18 months of continuing COBRA coverage or continuing participation in the Company’s group medical plan

Risk Assessment in Compensation Policies and Practices for Employees

The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:

●	compensation programs provide a balanced mix of short-term and longer-term incentives;

●	base salaries are consistent with employees’ duties and responsibilities;

●	cash incentive awards are capped by the Compensation Committee;

●	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals; and

●	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.

The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For the most recently completed fiscal year, the Company did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to our Named Executive Officers, or NEOs, to the Company’s performance. We are also permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation”.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Fiscal Year	Summary Compensation Table PEO Total(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(4)	Value of Initial $100 Investment Based on Total Shareholder Return (TSR) (5)	Net Income ($ mil.)
2023	$1,078,121	$1,078,121	$361,894	$361,894	$84.29	$(21.05)
2022	$2,043,333	$1,865,067	$502,138	$502,138	$(38.60)	$(4.02)

(1)	The dollar amount reported in column (b) are the amounts of total compensation reported for Robert W D’Loren our principal executive officer, or PEO, for each corresponding year in the “total” column of the Summary Compensation Table. Refer to Executive Compensation – Summary Compensation Table”.

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. D’Loren, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. D’Loren during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments below were made to Mr. D’Loren’s total compensation for each year to determine the compensation actually paid.

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in 2023 are James Haran and Seth Burroughs. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in 2022 are James Haran and Seth Burroughs.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments below were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2).

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The Company did not pay any dividends during the measurement period.

The amounts deducted or added in calculating the equity award adjustments are as follows:

	2023		2022
		Average		Average
		Other		Other
	PEO	NEOs	PEO	NEOs
Summary Compensation Table Total	$1,078,121	$361,894	$2,043,333	$502,138
Less Stock Award and Option Value Reported in Summary Compensation Table for the Covered Year	$-	$-	$280,601	$-
Plus (Less) Fair value of Equity Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at End of Year	$-	$-	$-	$-
Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	$-	$-	$-	$-
Plus (Less) Change in Fair Value of Equity Awards granted in Prior Years that Vested During the Fiscal Year	$-	$-	$-	$-
Compensation Actually Paid	$1,078,121	$361,894	$1,762,732	$502,138

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail above in “Executive Compensation” the Company’s executive compensation program reflects a performance-driven compensation philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, those Company measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the two years presented in the table, on the other.

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s net loss over the two years presented in the table, on the other.

All information provided above under the heading “Pay Versus Performance” will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 15, 2024, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each named executive officer and director of the Company, and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Unless otherwise indicated, the address for such person is c/o Xcel Brands, Inc., 555 Seventh Avenue, 11th Floor, New York, New York 10018.

The percentages below are calculated based on 23,581,290 shares of common stock issued and outstanding as of October 15, 2024:

	Number of
	Shares
	of Common
	Stock	Percent
	Beneficially	Beneficially
Name and Address	Owned	Owned
Named executive officers and directors:
Robert W. D’Loren (1)	7,848,426	33.28%
James F. Haran (2)	204,018	*
Seth Burroughs (3)	384,454	1.63
Howard Liebman (4)	208,665	*
Mark DiSanto (5)	1,879,915	7.93
Deborah Weinswig (6)	173,000	*
James Fielding (7)	192,500	*

All directors and executive officers as a group (8 persons) (8)	10,878,478	45.20

5% Shareholders:
Isaac Mizrahi (9)	2,366,882	9.99
Summit Trail Advisors (10)	2,242,593	9.51

,	,	,
,

*	Less than 1%.

(1)	Consists of (i) 2,072,856 shares held by Mr. D’Loren, (ii) 607,317 shares owned by Irrevocable Trust of Rose Dempsey (or the Irrevocable Trust) of which Mr. D’Loren and Mr. DiSanto are the trustees and as to which Mr. D’Loren has sole voting and dispositive power, (iii) 1,988,390 shares of common stock held in the name of Isaac Mizrahi, (iv) 1,056,667 shares of common stock held in the name of Hilco Trading, LLC, and (v) 2,123,196 shares of common stock as to which holders thereof granted to Mr. D’Loren irrevocable proxy and attorney-in-fact with respect to the shares. Certain holders or grantees have entered into certain agreements, pursuant to which appoint a person designated by our board of directors as their irrevocable proxy and attorney-in-fact with respect to the shares set forth in clauses (iii), (iv), and (v). Mr. D’Loren does not have any pecuniary interest in these shares described in clauses (iii), (iv), and (v) and disclaims beneficial ownership thereof. Does not include 326,671 shares held by the D’Loren Family Trust (or the Family Trust) of which Mark DiSanto is a trustee and has sole voting and dispositive power. Does not include 2,578,947 options that are not yet exercisable.

(2)	Consists of (i) 204,018 shares of common stock. Does not include 552,632 options that are not yet exercisable.

(3)	Consists of (i) 384,454 shares of common stock. Does not include 368,421 options that are not yet exercisable.

(4)	Consists of (i) 36,165 shares of common stock, (ii) 70,000 restricted shares, and (iii) immediately exercisable options to purchase 127,500 shares.

(5)	Consists of (i) 326,671 shares held by the D’Loren Family Trust, of which Mark DiSanto is trustee and has sole voting and dispositive power over the shares held by the D’Loren Family Trust, (ii) 21,500 shares of common stock, (iii) 1,306,852 shares held by Mark X. DiSanto Investment Trust, of which Mark DiSanto is trustee and has sole voting and dispositive power over the shares held by the Trust, (iv) 15,000 restricted shares, (v) 127,500 shares issuable upon exercise of warrants and options that have vested, and (vi) 82,392 shares held by other trusts, of which Mark DiSanto is trustee and has sole voting and dispositive power over the shares held by the trusts.
(6)	Consists of (i) 58,000 restricted shares and (ii) immediately exercisable options to purchase 127,500 shares.

(7)	Consists of (i) 25,000 shares of common stock, (ii) 15,000 restricted shares, and (iii) immediately exercisable options to purchase 127,500 shares.

(8)	Includes (i) 5,176,225 shares of common stock, (ii) 178,000 restricted shares, (iii) 587,500 shares issuable upon exercise of options that are currently exercisable, and (iv) 5,168,253 other shares of common stock as to which holders thereof granted to Mr. D’Loren irrevocable proxy and attorney-in-fact with respect to the shares.

(9)	Consists of (i) 2,266,882 shares of common stock and (ii) immediately exercisable options to purchase 100,000 shares.

(10)	Consists of 2,366,882 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

IM Topco, LLC

The Company holds a noncontrolling interest in IM Topco, LLC (“IM Topco”), which is accounted for under the equity method of accounting.

Services Agreement

On May 31, 2022, the Company entered into a services agreement with IM Topco, pursuant to which the Company provides certain design and support services (including assistance with the operations of the interactive television business and related talent support) to IM Topco in exchange for payments of $300,000 per year.

In November 2023, the services agreement was amended such that the Company agreed to provide IM Topco with a $600,000 reduction of future service fees over the next eighteen months, beginning on July 1, 2023.

For the year ended December 31, 2023, the Company recognized service fee income related to this agreement of $150,000.

License Agreement

On May 31, 2022, the Company entered into a license agreement with IM Topco, pursuant to which IM Topco granted the Company a license to use certain Isaac Mizrahi trademarks on and in connection with the design, manufacture, distribution, sale, and promotion of women’s sportswear products in the United States and Canada during the term of the agreement, in exchange for the payment of royalties in connection therewith. The initial term of this agreement was set to end on December 31, 2026, and provided guaranteed minimum royalties to IM Topco of $400,000 per year.

Effective December 16, 2022, the license agreement between IM Topco and Xcel was terminated in favor of a new similar license agreement between IM Topco and an unrelated third party. However, as part of the termination of the May 31, 2022 license agreement, Xcel provided a guarantee to IM Topco for the payment of any difference between (i) the royalties received by IM Topco from the unrelated third party under the new agreement and (ii) the amount of guaranteed royalties that IM Topco would have received from Xcel under the May 31, 2022 agreement. For the year ended December 31, 2023, the estimated amount of such shortfall was approximately $325,000, which the Company recognized as royalty expense in the consolidated statements of operations.

In November 2023, the Company, WHP, and IM Topco entered into an amendment of the May 27, 2022 membership purchase agreement, under which the parties agreed to waive the purchase price adjustment provision until the measurement period ending March 31, 2024 (see Note 3 for details). In exchange, Xcel agreed to make additional royalty payments to IM Topco totaling $450,000 the next 11 months. As a result of this amendment, the Company recognized a $450,000 increase to the carrying value basis of its equity method investment in IM Topco and a corresponding increase in current liabilities.

Isaac Mizrahi

Isaac Mizrahi is a principal stockholder and former employee of the Company.

Employment Agreement

On February 24, 2020, the Company entered into an employment agreement with Mr. Mizrahi for him to continue to serve as Chief Design Officer of the Isaac Mizrahi Brand. This employment agreement remained in effect through May 31, 2022. On May 31, 2022, this agreement was transferred to IM Topco as part of the transaction in which the Company sold a majority interest in the Isaac Mizrahi Brand trademarks to a third party (WHP).

The employment agreement provided Mr. Mizrahi with a base salary of $1.8 million, $2.0 million, and $2.1 million per annum for 2020, 2021, and 2022, respectively. Mr. Mizrahi was also eligible to receive an annual cash bonus (the “Bonus”) up to an amount equal to $2.5 million less base salary for 2020 and $3.0 million less base salary for 2021 and 2022. The Bonus consisted of the DRT Revenue, Bonus, the Brick-and-Mortar Bonus, the Endorsement Bonus and the Monday Bonus, if any, as determined in accordance with the below:

●	“DRT Bonus” means for any calendar year an amount equal to 10% of the aggregate net revenue related to sales of Isaac Mizrahi Brand products through direct response television. The DRT Revenue Bonus shall be reduced by the amount of the Monday Bonus.
●	“Brick-and-Mortar Bonus” means for any calendar year an amount equal to 10% of the net revenues from sales of products under the Isaac Mizrahi Brand, excluding DRT revenue and endorsement revenues.
●	“Endorsement Bonus” means for any calendar year an amount equal to 40% of revenues derived from projects undertaken by the Company with one or more third parties solely for Mr. Mizrahi to endorse the third party’s products through the use of Mr. Mizrahi’s name, likeness, and/or image, and neither the Company nor Mr. Mizrahi provides licensing or design.
●	“Monday Bonus” means $10,000 for each appearance by Mr. Mizrahi on Qurate’s QVC channel on Mondays (subject to certain expectations) up to a maximum of 40 such appearances in a calendar year.

In addition, on May 31, 2022, all 522,500 unvested shares of restricted stock of the Company held by Mr. Mizrahi (for which all stock-based compensation expense had been previously recognized in prior periods) were immediately vested, with 240,000 of such shares being surrendered for cancellation in satisfaction of withholding tax obligations. Also on May 31, 2022, the Company issued 33,557 additional shares of common stock of the Company (valued at $50,000) to Mr. Mizrahi, which vested immediately, and made a $100,000 cash payment to Mr. Mizrahi

Laugh Club Services Agreement

On February 24, 2020 the Company entered into a services agreement with Laugh Club, an entity wholly-owned by Mr. Mizrahi, pursuant to which Laugh Club provided services to Mr. Mizrahi necessary for Mr. Mizrahi to perform his services pursuant to the employment agreement. The Company paid Laugh Club an annual fee of $0.72 million for such services. This services agreement remained in effect through May 31, 2022. On May 31, 2022, this agreement was transferred to IM Topco as part of the transaction in which the Company sold a majority interest in the Isaac Mizrahi Brand trademarks to a third party (WHP).

ORME

On December 4, 2023, the Company acquired a 30% equity ownership interest in Orme Live, Inc. (“ORME”), a short-form video and social commerce marketplace that is planned to launch in 2024, for a purchase price of $150,000. ORME licenses the technology utilized by its marketplace from KonnectBio Inc., in which Robert W. D’Loren, the Company’s Chairman of the Board, Chief Executive Officer, and President, owns an approximate 20% noncontrolling interest.

Equity Transactions

On March 15, 2024, the Company entered into an underwriting agreement with Craig-Hallum Capital Group LLC (the “Representative”), as the representative of the underwriters, relating to a firm commitment underwritten public offering (the “Offering”) of 3,284,421 shares of the Company’s common stock at a price to the public of $0.65 per share. In connection with the Offering, Robert W. D’Loren, Chairman and Chief Executive Officer of the Company; an affiliate of Mark DiSanto, a director of the Company; and Seth Burroughs, Executive Vice President of Business Development and Treasury of the Company, purchased 146,250, 146,250, and 32,500 shares of common stock, respectively.

The closing of the Offering occurred on March 19, 2024. The net proceeds to the Company from the sale of the shares, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, are expected to be approximately $1,735,000.

Upon closing of the Offering, the Company issued the Representative certain warrants to purchase up to 178,953 shares of common stock (the “Representative’s Warrants”) as compensation. The Representative’s Warrants will be exercisable at a per share exercise price of $0.8125. The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half-year period commencing 180 days from the commencement of sales of the shares of common stock in the Offering.

On March 14, 2024, the Company entered into subscription agreements with each of Robert W. D’Loren, Chairman and Chief Executive Officer of the Company; an affiliate of Mark DiSanto, a director of the Company; and Seth Burroughs, Executive Vice President of Business Development and Treasury of the Company to purchase 132,589, 132,589, and 29,464 shares, respectively (collectively, the “Private Placement Shares”), at a price of $0.98 per Private Placement Share. The total number of Private Placement Shares purchased was 294,642. Net proceeds after payment of agent fees to the Representative were approximately $265,000. The purchase of the Private Placement Shares closed concurrently with the Offering.

The aggregate number of shares of common stock issued from the Offering and the Private Placement was 3,579,063 shares and the total net proceeds received was approximately $2,000,000.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, Marcum, LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements included with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with our management team. The Audit Committee has reviewed and discussed with our independent auditors the matters required to be discussed by the statement on Auditing Standards No. 1301, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from our independent accountant required by applicable requirements of the PCAOB regarding our independent accountant’s communications with the Audit Committee concerning independence and has discussed with our independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 which was filed with the SEC on April 19, 2024.

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The aggregate fees billed or to be billed for professional services rendered by our current Independent Registered Public Accounting Firm, Marcum LLP, for the audit of our annual consolidated financial statements, review of our consolidated financial statements included in our quarterly reports and other fees that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for the year ended December 31, 2023 and 2022 were approximately 453,000 and $353,000, respectively.

Audit-Related Fees

There were no fees billed by our Independent Registered Public Accounting Firm for audit-related services for the fiscal years ended December 31, 2023 and 2022.

Tax Fees

There were no fees billed for professional services rendered by our Independent Registered Public Accounting Firm for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2023 and 2022.

All Other Fees

There were no fees billed for services by our Independent Registered Public Accounting Firm for non-audit services for the fiscal years ended December 31, 2023 and 2022.

Audit Committee Determination

The Audit Committee considered and determined that the services performed are compatible with maintaining the independence of the independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Auditor

The Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our Independent Registered Public Accounting Firm as outlined in its Audit Committee charter. Prior to engagement of the Independent Registered Public Accounting Firm for each year’s audit, management or the Independent Registered Public Accounting Firm submits to the Audit Committee for approval an aggregate request of services expected to be rendered during the year, which the Audit Committee pre-approves. During the year, circumstances may arise when it may become necessary to engage the Independent Registered Public Accounting Firm for additional services not contemplated in the original pre-approval. In those circumstances, the Audit Committee requires specific pre-approval before engaging the Independent Registered Public Accounting Firm. The engagements of our Independent Registered Public Accounting Firm were approved by the Company’s Audit Committee.

PROPOSAL II

NON-BINDING ADVISORY VOTE ON THE COMPENSATION

OF NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the board of directors is asking stockholders to approve an advisory (non-binding) resolution on the compensation of our named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED, that the stockholders of Xcel Brands, Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2024 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and related compensation tables and narrative discussion within the “Executive Compensation” section of the Company’s proxy statement.

We have designed our compensation and benefits program and philosophy to attract, retain and incentivize talented, qualified and committed executive officers that share our philosophy and desire to work toward our goals. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company.

The vote regarding the compensation of our named executive officers described in this Proposal No. II, referred to as a "say-on-pay vote," is advisory, and is, therefore, not binding on the Company or the board of directors. Although non-binding, the board of directors and the compensation committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

Vote Required

The affirmative vote of a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL III

NON-BINDING ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the Board of Directors is asking stockholders to vote on an advisory (non-binding) resolution regarding the frequency of future say-on-pay votes. Stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two or three years. We are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently. The text of the resolution is as follows:

RESOLVED, that the stockholders of Xcel Brands,  Inc. approve the submission by the Company of a non-binding, advisory say-on-pay resolution pursuant to Section 14A of the Exchange Act every:

●	one year;
●	two years; or
●	three years.

At the Annual Meeting, stockholders may cast a vote on the frequency of a say-on-pay vote by choosing the option of one year, two years, three years or abstaining from voting.

The Board of Directors has considered the frequency of the advisory vote on the compensation of our named executive officers that it should recommend. After considering the benefits and consequences of each alternative for the frequency of submitting the advisory vote on the compensation of our named executive officers to stockholders, the Board recommends submitting the advisory vote on the compensation of our named executive officers to our stockholders every three years.

In determining to recommend that stockholders vote for a frequency of once every three years, the Board of Directors considered how an advisory vote at this frequency provides our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years also permits our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation.

For the above reasons, the Board of Directors recommends that you vote to hold a non-binding, advisory vote on the compensation of our named executive officers every three years. Your vote, however, is not to approve or disapprove the Board of Directors recommendation.

When voting on this proposal, you have four choices: you may elect that we hold an advisory vote on the compensation of our named executive officers every year, every two years or every three years, or you may abstain from voting. If you properly complete your proxy and fail to indicate your preference or abstention, your shares will be voted to select every three years as the frequency with which our stockholders will be asked to hold a non-binding, advisory vote on the compensation of our named executive officers.

Vote Required

The affirmative vote of a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the approval on a non-binding advisory basis of the frequency of future advisory votes on the compensation of our named executive officers. However, as an advisory vote, the vote on this Proposal No. III is not binding upon us, and the Board of Directors may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders. Our Board of Directors has not yet determined the frequency with which we will hold future stockholder advisory votes on named executive officer compensation required by Section 14A of the Exchange Act or when the next such stockholder advisory vote on named executive officer compensation will occur following the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF “1 YEAR” FOR THE NON-BINDING APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.

PROPOSAL IV

TO RATIFY THE

APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2024

Marcum LLP audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2022. The Audit Committee of the Board has re-appointed Marcum LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Marcum LLP for ratification by stockholders as a matter of good corporate practice.

The Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of Marcum LLP as its independent registered public accounting firm, at any time during the 2023 fiscal year, if it deems such change to be in the best interests of the Company and our stockholders. If the stockholders do not ratify the selection of Marcum LLP, the Audit Committee will review the Company’s relationship with Marcum LLP and take such action as it deems appropriate, which may include continuing to retain Marcum LLP as the Company’s independent registered public accounting firm.

A representative of Marcum LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2024 must submit a notice containing the proposal in proper form consistent with our By-Laws, addressed to the attention of our Secretary at our address set forth on the first page of this proxy statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act, received by us no later than June 25, 2025, 120 days before the date of this proxy statement plus one year in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting.

If a stockholder submits a proposal after the June 25, 2025 deadline required under Rule 14a-8 of the Exchange Act but still wishes to present the proposal at our annual meeting of stockholders (but not in our proxy statement) to be held in 2025, the proposal, which must be presented in a manner consistent with our By-Laws and applicable law, must be delivered personally to, or be mailed to and received by, the Secretary of the Company, at the principal executive offices of the Company, no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of business on the later of the 90th calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is made or given to stockholders less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the earlier of (i) the day on which such notice of the date of the meeting was mailed to stockholders or (ii) the day on which public disclosure of the date of such annual meeting is first made by the Company.

Each Stockholder Meeting Notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting (including the text of the proposal or business and the text of any resolutions proposed for consideration and the reasons for conducting such business at the meeting; (ii) the name and record address, as they appear on the Company’s books, of the stockholder proposing to bring such item of business before the meeting and the name and address of all Stockholder Associated Persons, (iii) (A) the class and series and number of shares of each class and series of capital stock of the Company which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any derivative instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Company, (D) any short interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Company, (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying securities of the Company, (F) any proportionate interest in securities of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance- related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to base on any increase or decrease in the value of securities of the Company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder; (v) any material interest of such stockholder or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom; (vi) a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from stockholders in support of such proposal; (vii) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear at the meeting in person or by proxy to bring such business before such meeting; (viii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any securities of the Company, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act, or any successor provisions thereto and the rules and regulations promulgated thereunder; (ix) in the event that such business includes a proposal to amend these By-Laws, the complete text of the proposed amendment; and (x) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for such business pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Company stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Xcel Brands, Inc., 555 Seventh Avenue, 11th Floor, New York, NY 10018, Attention: Corporate Secretary or by calling us at (347) 727-2474. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

OTHER INFORMATION

Proxies for the Annual Meeting will be available at www.cstproxy.com/xcelbrands/2024 and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, WILL BE AVAILABLE TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON OCTOBER 15, 2024 AT WWW.CSTPROXY.COM/XCELBRANDS/2024. COPIES OF OUR ANNUAL REPORT ON FORM 10-K, AND ANY AMENDMENTS TO THE FORM 10-K, WITHOUT EXHIBITS, WILL BE PROVIDED UPON WRITTEN REQUEST. EXHIBITS TO THE FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE. A WRITTEN REQUEST FOR THE FORM 10 -K SHOULD BE MADE TO:

XCEL BRANDS, INC.

555 Seventh Floor, 11th FLOOR

NEW YORK, NY 10018

ATTENTION: SECRETARY

By order of the Board of Directors,

/s/Robert W. D’Loren
Robert W. D’Loren
Chairman of the Board of Directors, Chief Executive Officer and President

October 22, 2024

2024 2. To approve, on a non-binding basis, the compensation of our named executive officers as described in the proxy statement .. 3. To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers. 4. To Ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournments(s) thereof. XCEL BRANDS, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Signature__________________________________ Signature, if held jointly_________________________________ Date__________, 2024 Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark your votes like this X INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY 192703 Xcel Brands Proxy Card Front CONTROL NUMBER 1. Election of Directors NOMINEES (01) Robert W. D’Loren (02) Mark DiSanto (03) James D. Fielding (04) Howard Liebman (05) Deborah Weinswig (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below) ___________________________________________________ FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN ONE YEAR TWO YEARS THREE YEARS FOR all nominees listed at left except as indicated to the contrary below WITHOUT AUTHORITY to vote for all nominees listed at left PROXY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED BELOW. DISCRETIONARY VOTING IS HEREBY CONFERRED AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. CONTROL NUMBER Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 9, 2024.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 

2024  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  XCEL BRANDS, INC. 555 Seventh Avenue, 11th Floor, New York, NY 10018 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 10, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY 192703 Xcel Brands Proxy Card Back The undersigned hereby appoints ROBERT W. D’LOREN and JAMES F. HARAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Xcel Brands, Inc. on December 10, 2024, at 11:00 AM or at any postponements or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side. (Continued and to be marked, dated and signed, on the other side) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 10, 2024. The Proxy Statement, the form of proxy and the Company’s and Annual Report are available at www.cstproxy.com/xcelbrands/2024.